Exhibit 99.1

Sunoco LP Announces Early Tender Results of Conditional Cash Tender Offer and Consent Solicitation for Any and All of its 5.500% Senior Notes Maturing in 2026 and Receipt of Requisite Consents

October 20, 2021

DALLAS, October 20, 2021 — Sunoco LP (“Sunoco”) (NYSE: SUN), today announced the early tender results as of 5:00 p.m., New York City time, on October 19, 2021 (the “Early Tender Deadline”) of its previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 5.500% senior notes due 2026 (the “Notes”).

In connection with the Tender Offer, Sunoco also announced the results as of the Early Tender Deadline of its previously announced solicitation of consents (the “Consents”) from holders of the Notes (the “Consent Solicitation”) to the proposed amendments to the indenture, dated as of January 23, 2018 (as supplemented prior to the date hereof, the “Indenture”), which governs the Notes, providing for the shortening of the minimum notice periods under the Indenture for the optional redemption of the Notes by Sunoco (the “Proposed Amendments”).

The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated October 5, 2021 (the “Offer to Purchase and Consent Solicitation Statement”).

The aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (the “Early Tender Notes”), as well as the percent of the aggregate principal amount of Notes outstanding constituting Early Tender Notes, is set forth in the columns entitled “Aggregate Principal Amount of Early Tender Notes” and “Percent of Outstanding Principal Amount Tendered,” respectively, in the table below. The consideration being offered for any such Early Tender Notes accepted for purchase in the Tender Offer and Consent Solicitation is also set forth in the table below:

CUSIP	Outstanding Principal Amount	Title of Notes	Aggregate Principal Amount of Early Tender Notes	Percent of Outstanding Principal Amount Tendered	Early Tender Payment (1)(2)	Tender Offer Consideration (1)(3)(4)	Total Consideration (1)(3)(5)
86765LAL1	$800,000,000	5.500% Senior Notes due 2026	$670,096,000	83.76%	$30.00	$999.50	$1,029.50

(1)	Per $1,000 principal amount of Early Tender Notes tendered and accepted for purchase.
(2)	Included in the Total Consideration for Early Tender Notes tendered and accepted for purchase.
(3)	Does not include accrued and unpaid interest that will be paid on the Early Tender Notes accepted for purchase.

(4)	Tender Offer Consideration for Notes tendered and accepted for purchase after the Early Tender Deadline.
(5)	Total Consideration for Notes tendered and accepted for purchase at or prior to the Early Tender Deadline.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of November 2, 2021, unless extended or earlier terminated by Sunoco (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer and Consent Solicitation, holders of the Early Tender Notes will receive the Total Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

Subject to the satisfaction or waiver of all remaining conditions to the Tender Offer described in the Offer to Purchase and Consent Solicitation Statement, Sunoco intends to accept for purchase all of the Early Tender Notes. The Early Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement) for the Early Tender Notes is expected to be on October 20, 2021. Any Notes validly tendered and related consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law. Subject to the satisfaction or waiver of the conditions to the Tender Offer and Consent Solicitation, Sunoco expects to accept for purchase any remaining Notes that have been validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date promptly following the Expiration Date on the Final Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement), which is expected to occur two business days following the Expiration Date, or as promptly as practicable thereafter.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable.

In addition, because Sunoco received Consents in respect of a majority of the aggregate principal amount of the Notes then outstanding (excluding Notes held by Sunoco or its affiliates) (the “Requisite Consents”) as of the Early Tender Deadline, Sunoco expects to execute and deliver a supplemental indenture to the Indenture giving effect to the Proposed Amendments promptly after accepting for purchase the Early Tender Notes on the Early Settlement Date. The Proposed Amendments are expected to become operative on the Early Settlement Date, after which Sunoco intends to issue a notice of redemption to redeem all of the Notes not purchased pursuant to the Tender Offer and Consent Solicitation on the Early Settlement Date.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. This press release shall not constitute a notice of redemption under the Indenture or an obligation to issue a notice of redemption.

Citigroup Global Markets Inc. and MUFG Securities Americas Inc. are the dealer managers and solicitation agents (the “Dealer Managers”) in the Tender Offer and Consent Solicitation. D.F. King & Co., Inc. has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (Toll Free) or (212) 723-6106 or MUFG Securities Americas Inc. at (877) 744-4532 (Toll Free) or (212) 405-7481. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to D.F. King & Co., Inc. at sunoco@dfking.com (email), (800) 817-5468 (Toll-Free) or (212) 269-5550.

None of Sunoco, its board of directors, the Dealer Managers, the Depositary and Information Agent, the Trustee under the Indenture or any of Sunoco’s affiliates makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of Sunoco by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Sunoco LP

Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. Sunoco’s general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).

Forward-Looking Statements

This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in Sunoco’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. In addition to the risks and uncertainties previously disclosed, Sunoco has also been, or may in the future be, impacted by new or heightened risks related to the COVID-19 pandemic and the recent instability in commodity prices, and cannot predict the length and ultimate impact of those risks. Sunoco undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

The information contained in this press release is available on our website at

www.sunocolp.com.

Contacts

Scott Grischow

Vice President – Investor Relations and Treasury

(214) 840-5660, scott.grischow@sunoco.com

James Heckler

Director – Investor Relations and Corporate Finance

(214) 840-5415, james.heckler@sunoco.com

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